Exhibit 99.B

              Schedule for Computation of Performance Information
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                               THOMSON FUND GROUP
                RECENT PERFORMANCE OF CLASS B SHARES OF TFG FUNDS
                            As of September 30, 1990

                                                       Average Annual
                                                       Total Return

       TFG Fund         Inception     Current SEC      Inception to     Year ended   Five Years      Lipper Rank
                           Date     Yield at 9/30/90      9/30/90        9/30/90        Ended         Year Ended
                                                                                       9/30/90         9/30/90
                                                                                       -------         -------
   Income-Oriented
   U.S. Government       9/16/85          7.64%           7.40%           1.50%          7.46%          75/127
   Income                2/24/84         11.23            8.45           (1.48)          7.41            36/41
   Tax Exempt            11/1/85          5.37            8.58           (0.57)          N/A            82/104
   Short-Term            2/24/84          6.57            N/A              N/A           N/A           248/256
   Convertible
   Securities            4/18/88          6.14           (1.30)         (20.93)          N/A             25/28

   Equity-Oriented
   Global                 8/25/86         N/A             4.33          (20.44)          N/A             27/37
   Growth                 2/24/84         N/A            16.57          (11.45)         16.85           67/247
   Opportunity            2/24/84         N/A            12.03          (17.85)         11.71           73/137
   Metals and            10/10/88         N/A            (4.52)          (8.48)          N/A             23/34
   Resources

   Indexes
   S&P 500                                                                              (9.31)%
   NASDAQ-OTC                                                                          (27.20)
   SL Gov't Corp.                                                                        6.75


More recently updated performance figures, either concerning Yield for the Class B shares of the Income Oriented funds and the Convertible Securities Fund or Total Return results for Class B shares of the Funds, can be obtained from the Manager.


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                              Total Rate of Return
                               Calculation Formula

                                  P(1+T)n = ERV


         P =   a hypothetical initial payment of $1,000
         T =   average annual total return
         n =   number of years
         ERV = ending redeemable value


                                                  Calculation
                                       (including deferred sales charge)

Fund                                 One Year Period                                Life of Fund
U.S. Government              $1000 (1+.0150) 1 = $1015.00              $1000 (1+.0740) 5.039 = $1432.75
Income                       $1000 (1-.0148) 1 = $ 985.20              $1000 (1+.0845) 6.6   = $1708.51
Tax-Exempt                   $1000 (1-.0057) 1 = $1005.69              $1000 (1+.0858) 4.914 = $1498.23
Convertible                  $1000 (1-.2093) 1 = $ 790.67              $1000 (1-.0130) 2.45  = $ 968.37
Global                       $1000 (1-.2044) 1 = $ 795.60              $1000 (1+.0433) 4.097 = $1189.76
Growth                       $1000 (1-.1145) 1 = $ 885.55              $1000 (1+.1657) 6.6   = $2750.79
Opportunity                  $1000 (1-.1785) 1 = $ 821.52              $1000 (1+.1203) 6.6   = $2116.24
Precious Metals and
Natural Resources            $1000 (1-.0848) 1 = $ 915.22               $1000 (1-.0452)1.97  = $ 912.89

                             FUND YIELD CALCULATION
                           (Calendar Month-End Method)
                        30-Day Base Period Ended 9/30/90

FUND YIELD = 2    [ (a-b+ 1) 6 - 1]
                  -----------------
                          cd

Thomson U.S. Government Fund

a = dividends and interest earned during the month                  $3,482,157
b = expenses accrued during the month                                  658,610
c = average dividend shares outstanding during the month            50,158,980
d = maximum offering price per share on the last day of the month       $ 8.98

    Fund Yield                                                            7.64%


Thomson Income Fund

a = dividends and interest earned during the month                  $3,842,229
b = expenses accrued during the month                                  555,949
c = average dividend shares outstanding during the month            42,274,515
d = maximum offering price per share on the last day of the month       $ 8.50

Fund Yield                                                               11.23%


Thomson Convertible Securities Fund

a = dividends and interest earned during the month                    $182,366
b = expenses accrued during the month                                   50,702
c = average dividend shares outstanding during the month             3,193,990
d = maximum offering price per share on the last day of the month       $ 8.16

Fund Yield                                                                6.14%


Thomson Tax Exempt Fund

a = dividends and interest earned during the month                    $295,063
b = expenses accrued during the month                                   74,494
c = average dividend shares outstanding during the month             4,544,781
d = maximum offering price per share on the last day of the month      $ 10.97

Fund Yield                                                                5.37%

                             THOMSON SHORT-TERM FUND

                               September 30, 1990



         Day Yield


                   Base period return x 365 / 7 = 7 day yield

                            .001260 x 365 / 7 = 6.57%



         Effective Yield


            [(Base period return + 1) 365 / 7] - 1 = Effective Yield

                         [(.001260 + 1) 365 / 7] = 6.79%